EXHIBIT INDEX

6.(a)     Actuarial  opinion  of  Mark  Gorham,  F.S.A.,   M.A.A.A.,   Vice
          President,   Insurance  Product  Development.

  (b) Written actuarial consent of Mark Gorham, F.S.A., M.A.A.A., Vice President, Insurance Product Development.